Exhibit 107
CALCULATION OF FILING FEE TABLE
Form
S-8
(Form Type)
MetLife, Inc.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rule 457(c) and 457(h)	27,356,908 (2)	$81.01	$2,216,183,117	0.00015310	$339,298

Total Offering Amounts:					$2,216,183,117		$339,298

Total Fee Offsets:							—

Net Fee Due:							$339,298

(1)
Pursuant to Rule 416(a) under the
Sec
urities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form
S-8
(the “Registration Statement”) shall also cover any additional shares of common stock, $0.01 par value per share (the “Shares”), of MetLife, Inc. (the “Company”) that become issuable under the MetLife, Inc. 2025 Stock and Incentive Compensation Plan (the “2025 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company’s outstanding Shares.

(2)	The 27,356,908 Shares issuable pursuant to the 2025 Plan consist of:
a.
22,500,000 Shares,
reduced by
108,797 Shares subject to awards granted on or after March 28, 2024 and through December 31, 2024 under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan and the MetLife, Inc. 2015
Non-Management
Director Stock Compensation Plan (collectively, the “Prior Plans”); and

b.
4,965,705 Shares, which represents the aggregate maximum number of Shares subject to outstanding awards under the Prior Plans as of November 15, 2024, that could by their terms be forfeited (or otherwise lapse, expire, terminate or be cancelled) on or after January 1, 2025 (the effective date of the 2025 Plan) and become available for grant under the 2025 Plan.

The registration statements on Form
S-8
applicable to the Prior Plans will remain in place. The Company intends to file a post-effective amendment to deregister from such registration statements those Shares which remain unissued and uncovered by awards under the Prior Plans after there are no longer any such awards out stan
d
in
g
un
der the Prior Plans.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these Shares are calculated based on $81.01 per share, the average of the high and low prices of the Shares as reported on the New York Stock Exchange on December 11, 2024, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources
Not Applicable